UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/22/2006

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On June 22, 2006, CDI Corp. agreed to an amendment to its existing $35 million unsecured line of credit promissory note with JP Morgan Chase Bank, N.A. The amendment extended the maturity date of the note from June 30, 2006 to August 31, 2006.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the information set forth above under Item 1.01.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

It was previously reported that John Fanelli III (the Chief Accounting Officer of CDI Corp.) and the company had agreed that Mr. Fanelli would leave CDI by the end of June to pursue other employment opportunities. Mr. Fanelli has now left the company, and his last day as Chief Accounting Officer was June 22, 2006. No new Chief Accounting Officer has been designated. Mark Kerschner, the Chief Financial Officer of CDI, will also assume the responsbilities of a chief accounting officer.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: June 27, 2006	By:	/s/ Joseph R. Seiders
Joseph R. Seiders
Senior Vice President and General Counsel